Exhibit 10.2

SUBSIDIARY GUARANTY AGREEMENT

Dated as of January 16, 2018

of

LFUS LLC,

LITTELFUSE COMMERCIAL VEHICLE LLC,

IRON MERGER CO., INC.,

IXYS MERGER CO., LLC,

AND

SYMCOM, INC.

i

Section 14.5.	Governing Law	10
Section 14.6.	Jurisdiction and Process; Waiver of Jury Trial	10
Section 14.7.	Reproduction of Documents	11

ii

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT, dated as of January 16, 2018 (this “Subsidiary Guaranty Agreement”), is made by each of the undersigned (each a “Subsidiary Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Subsidiary Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.       LITTELFUSE, INC., a Delaware corporation (together with any successor thereto that becomes a party to the Note Agreement (as defined below) pursuant to Section 10.2, the “Company”) has entered into a Note Purchase Agreement dated as of November 15, 2017 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”).  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.       The Company has authorized the issuance of, and proposes to issue and sell, pursuant to the Note Agreement, (i) $50,000,000 aggregate principal amount of its 3.48% Senior Notes, Series A, due February 15, 2025 (the “Series A Notes”) and (ii) $125,000,000 aggregate principal amount of its 3.78% Senior Notes, Series B, due February 15, 2030 (the “Series B Notes”; and together with the Series A Notes, as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”).

III.      Pursuant to the Note Agreement, the Company is required to cause each Subsidiary Guarantor to deliver this Subsidiary Guaranty Agreement to the holders.

IV.       Each Subsidiary Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The governing body of each Subsidiary Guarantor has determined that the incurrence of such obligations is in the best interests of such Subsidiary Guarantor.

NOW THEREFORE, in compliance with the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Subsidiary Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1.                                          GUARANTY.

Each Subsidiary Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Subsidiary Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Subsidiary Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Subsidiary Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Subsidiary Guaranty Agreement.

Each Subsidiary Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Subsidiary Guarantor, by any other Subsidiary Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Subsidiary Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Subsidiary Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Subsidiary Guaranty Agreement.

Each Subsidiary Guarantor hereby acknowledges and agrees that such Subsidiary Guarantor’s liability hereunder is joint and several with the other Subsidiary Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Subsidiary Guaranty Agreement, each Subsidiary Guarantor hereby agrees that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Subsidiary Guarantor, then this Subsidiary Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Subsidiary Guarantor or any holder and shall be deemed to have been automatically consented to by each Subsidiary Guarantor and each holder.  Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Subsidiary Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Subsidiary Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Subsidiary Guarantor’s liability under this Subsidiary Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2.                                          OBLIGATIONS ABSOLUTE.

The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Subsidiary Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Subsidiary Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Subsidiary Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Subsidiary Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Subsidiary Guarantor or to any subrogation, contribution or reimbursement rights any Subsidiary Guarantor may otherwise have.  Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3.                                          WAIVER.

Each Subsidiary Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Subsidiary Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Subsidiary Guarantor with respect to any Note, notice to the Company or to any Subsidiary Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor or in any manner lessen the obligations of such Subsidiary Guarantor hereunder.

SECTION 4.                                          OBLIGATIONS UNIMPAIRED.

Each Subsidiary Guarantor authorizes the holders, without notice or demand to such Subsidiary Guarantor or any other Subsidiary Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Subsidiary Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Subsidiary Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Subsidiary Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Subsidiary Guarantor or any other Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company , any Subsidiary Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Subsidiary Guarantor agrees that, for purposes of this Subsidiary Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Subsidiary Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

SECTION 5.                                          SUBROGATION AND SUBORDINATION.

(a)       Each Subsidiary Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Subsidiary Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Subsidiary Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)       Each Subsidiary Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Subsidiary Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Subsidiary Guaranty Agreement.

(c)       If any amount or other payment is made to or accepted by any Subsidiary Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Subsidiary Guaranty Agreement.

(d)       Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Subsidiary Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)       Each Subsidiary Guarantor hereby agrees that, to the extent that a Subsidiary Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Subsidiary Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Subsidiary Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Subsidiary Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Subsidiary Guarantor seeking contribution and each Subsidiary Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Subsidiary Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Subsidiary Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

SECTION 6.                                          REINSTATEMENT OF GUARANTY.

This Subsidiary Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7.                                          RANK OF GUARANTY.

Each Subsidiary Guarantor will ensure that its payment obligations under this Subsidiary Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor now or hereafter existing.

SECTION 8.                                          ADDITIONAL COVENANTS OF EACH SUBSIDIARY GUARANTOR.

So long as any Notes are outstanding or the Note Agreement shall remain in effect, each Subsidiary Guarantor agrees that such Subsidiary Guarantor will comply with the covenants applicable to such Subsidiary Guarantor in Section 9 and Section 10 of the Note Agreement.

SECTION 9.                                          REPRESENTATIONS AND WARRANTIES OF EACH SUBSIDIARY GUARANTOR.

Section 9.1. Organization; Power and Authority.  Each Subsidiary Guarantor is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Subsidiary Guarantor has the corporate or other legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and currently proposes to transact, to execute and deliver this Subsidiary Guaranty Agreement and to perform the provisions hereof.

Section 9.2. Authorization, Etc.  This Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate, limited liability or other action on the part of each Subsidiary Guarantor, and this Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.3. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by each Subsidiary Guarantor of this Subsidiary Guaranty Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, operating agreement, shareholders agreement or any other agreement or instrument to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

Section 9.4. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each Subsidiary Guarantor of this Subsidiary Guaranty Agreement.

Section 9.5. Each Subsidiary Guarantor represents and warrants to each holder that the representations and warranties applicable to such Subsidiary Guarantor in the Note Agreement are true and correct as of the date hereof.

SECTION 10.                                   TERM OF SUBSIDIARY GUARANTY AGREEMENT.

This Subsidiary Guaranty Agreement and all guarantees, covenants and agreements of the Subsidiary Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6; provided that a Subsidiary Guarantor may be discharged from all of its obligations and liabilities hereunder in accordance with Section 9.7(b) of the Note Agreement.

SECTION 11.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Subsidiary Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Subsidiary Guarantor pursuant to this Subsidiary Guaranty Agreement shall be deemed representations and warranties of such Subsidiary Guarantor under this Subsidiary Guaranty Agreement.  Subject to the preceding sentence, this Subsidiary Guaranty Agreement embodies the entire agreement and understanding between each holder and the Subsidiary Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 12.                                   AMENDMENT AND WAIVER.

Section 12.1.       Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Subsidiary Guaranty Agreement, this Subsidiary Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section  2, 3, 4, 5, 6, 7, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Subsidiary Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Subsidiary Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 12.2.       Solicitation of Holders of Notes.

(a)       Solicitation.  Each Subsidiary Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Subsidiary Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)       Payment.  The Subsidiary Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 12.3.       Binding Effect.  Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Subsidiary Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Subsidiary Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Subsidiary Guaranty Agreement” and references thereto shall mean this Subsidiary Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 12.4.       Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Subsidiary Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Subsidiary Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 13.                                   NOTICES .

All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)   if to any Subsidiary Guarantor, to

LITTELFUSE, INC.
8755 W. Higgins Road
Chicago, Illinois 60631
Attn: Treasurer

With a copy to:
LITTELFUSE, INC.
8755 W. Higgins Road
Chicago, Illinois 60631
Attn: Chief Legal Officer

or such other address as such Subsidiary Guarantor shall have specified to the holders in writing, or

(b)   if to any holder, to such holder at the addresses specified for such communications set forth in the Purchaser Schedule to the Note Agreement, or such other address as such holder shall have specified to the Subsidiary Guarantors in writing.

SECTION 14.                                   MISCELLANEOUS.

Section 14.1.       Successors and Assigns; Joinder.  All covenants and other agreements contained in this Subsidiary Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Subsidiary Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the holders.  Any such Person shall thereafter be a “Subsidiary Guarantor” for all purposes under this Subsidiary Guaranty Agreement.

Section 14.2.       Severability.  Any provision of this Subsidiary Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.3.       Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Subsidiary Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Subsidiary Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Subsidiary Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 14.4.       Further Assurances.  Each Subsidiary Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Subsidiary Guaranty Agreement.

Section 14.5.       Governing Law.  This Subsidiary Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 14.6.       Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty Agreement.  To the fullest extent permitted by applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       Each Subsidiary Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13.  Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)       Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)       THE SUBSIDIARY GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SUBSIDIARY GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 14.7.       Reproduction of Documents .  This Subsidiary Guaranty Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Subsidiary Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 14.7 shall not prohibit a Subsidiary Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Subsidiary Guarantor shall be effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

LFUS LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: President and Secretary

LITTELFUSE COMMERCIAL VEHICLE LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: President and Secretary

IRON MERGER CO., INC.

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: President and Secretary

IXYS MERGER CO., LLC

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: President and Secretary

SYMCOM, INC.

By:	/s/ Ryan K. Stafford
Name: Ryan K. Stafford
Title: President and Secretary

EXHIBIT A

SUBSIDIARY GUARANTOR SUPPLEMENT

THIS SUBSIDIARY GUARANTOR SUPPLEMENT (the “Subsidiary Guarantor Supplement”), dated as of           , 20   is made by              , a                  (the “Additional Subsidiary Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

PRELIMINARY STATEMENTS:

I.       Pursuant to the Note Purchase Agreement dated as of November 15, 2017 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among LITTELFUSE, INC., a Delaware corporation (together with any successor thereto that becomes a party to the Note Agreement pursuant to Section 10.2, the “Company”) and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (i) $50,000,000 aggregate principal amount of its 3.48% Senior Notes, Series A, due February 15, 2025 (the “Series A Notes”) and (ii) $125,000,000 aggregate principal amount of its 3.78% Senior Notes, Series B, due February 15, 2030 (as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”).

II.       The Company is required pursuant to the Note Agreement to cause the Additional Subsidiary Guarantor to deliver this Subsidiary Guarantor Supplement in order to cause the Additional Subsidiary Guarantor to become a Subsidiary Guarantor under the Subsidiary Guaranty Agreement dated as of January 16, 2018 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Subsidiary Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Subsidiary Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”).

III.      The Additional Subsidiary Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.       Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Subsidiary Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Subsidiary Guarantor hereby becomes a Subsidiary Guarantor (as defined in the Subsidiary Guaranty Agreement) for all purposes of the Subsidiary Guaranty Agreement.  Without limiting the foregoing, the Additional Subsidiary Guarantor hereby (a) jointly and severally with the other Subsidiary Guarantors under the Subsidiary Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Subsidiary Guaranty Agreement) in the same manner and to the same extent as is provided in the Subsidiary Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Subsidiary Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Subsidiary Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Subsidiary Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Subsidiary Guaranty Agreement.

Notice of acceptance of this Subsidiary Guarantor Supplement and of the Subsidiary Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Subsidiary Guarantor.

The address for notices and other communications to be delivered to the Additional Subsidiary Guarantor pursuant to Section 13 of the Subsidiary Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Subsidiary Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Notice Address for such Additional Subsidiary Guarantor

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